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                                                                    Exhibit 4.10

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                         NAVISTAR FINANCIAL DEALER NOTE
                               MASTER OWNER TRUST
                                    as Issuer

                                       and

                              THE BANK OF NEW YORK
                              as Indenture Trustee

                       SERIES 200_-_ INDENTURE SUPPLEMENT

                          dated as of ________ __, 200_

                                       to

                                    INDENTURE

                          dated as of ________ __, 200_


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                                TABLE OF CONTENTS

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                                                                                                   PAGE
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....................................1
    Section 1.01   Definitions........................................................................1
    Section 1.02   Governing Law.....................................................................14
    Section 1.03   Counterparts......................................................................15
    Section 1.04   Ratification of Indenture.........................................................15

ARTICLE II THE NOTES.................................................................................15
    Section 2.01   Creation and Designation..........................................................15
    Section 2.02   Form of Delivery; Depository; Denominations.......................................15
    Section 2.03   Delivery and Payment..............................................................15

ARTICLE III ALLOCATIONS, DEPOSITS AND PAYMENTS.......................................................16
    Section 3.01   Series 200_-_ Available Interest Amounts..........................................16
    Section 3.02   Series 200_-_ Available Principal Amounts.........................................17
    Section 3.03   Reductions and Reinstatements.....................................................19
    Section 3.04   Payment on the Series 200_-_ Notes................................................20
    Section 3.05   Accumulation Period Length and Accumulation Period Commencement Date..............21
    Section 3.06   Final Payment of the Series 200_-_ Notes..........................................21
    Section 3.07   Netting of Deposits and Payments..................................................22
    Section 3.08   Calculation Agent; Determination of LIBOR.........................................22
    Section 3.09   Computation of Interest...........................................................22
    Section 3.10   Accounts..........................................................................22
    Section 3.11   Spread Account....................................................................23

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EXHIBITS

EXHIBIT A-1    FORM OF SERIES [____] NOTE, CLASS A

EXHIBIT A-2    FORM OF SERIES [____] NOTE, CLASS B

EXHIBIT B      FORM OF SERIES [____], SCHEDULE TO PAYMENT INSTRUCTIONS

                                       ii
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     This SERIES 200_-_ INDENTURE SUPPLEMENT (this "INDENTURE SUPPLEMENT"), by and between NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST, a statutory trust created under the laws of the State of Delaware (the "ISSUER"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "INDENTURE TRUSTEE"), is made and entered into as of ___________ ___, 200_.

     Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

                                    ARTICLE I
             Definitions and Other Provisions of General Application

     Section 1.01 DEFINITIONS. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (2) all other terms used but not defined herein which are defined in the Indenture, the Series Supplement or the Pooling and Servicing Agreement, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

     (4) all references in this Indenture Supplement to designated "ARTICLES," "SECTIONS" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

     (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

     (6) except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 200_-_ Notes and no other series of Notes issued by the Issuer; and

     (7) "INCLUDING" and words of similar import shall be deemed to be followed by "WITHOUT LIMITATION."

     "ACCUMULATION PERIOD" means the period from and including the Accumulation Period Commencement Date to but excluding the earlier of (i) the beginning of an Early Redemption Period or (ii) the Series 200_-_ Termination Date.

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     "ACCUMULATION PERIOD COMMENCEMENT DATE" means the first day of the nth full
Due Period prior to the Series 200_-_ Expected Principal Payment Date where n is the number of Due Periods in the Accumulation Period Length; PROVIDED, HOWEVER, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other Outstanding series shall have entered into an Early Redemption Period; and PROVIDED, FURTHER, that, if the Accumulation Period
Length and the Accumulation Period Commencement Date have been determined pursuant to SECTION 3.05 but the Accumulation Period has not commenced and any other Outstanding series shall enter into an Early Redemption Period, the Accumulation Period Commencement Date shall be the date that such other Outstanding series shall have entered into an Early Redemption Period.

     "ACCUMULATION PERIOD LENGTH" means a period which is between one and nine Due Periods and which is determined by the Servicer pursuant to SECTION 3.05.

     "AVERAGE COVERAGE DIFFERENTIAL" shall be determined, on any Determination Date, by reference to the Coverage Differentials for each of the related Due Period and the three immediately preceding Due Periods, and shall equal the sum of the three highest such Coverage Differentials DIVIDED BY three. Average Coverage Differential shall be expressed as a percentage and shall be rounded to the nearest one-hundredth of a percentage point.

     "CALCULATION AGENT" is defined in SECTION 3.08.

     "CLASS A INTEREST RATE" means _% in the initial Interest Period, and with respect to each Interest Period thereafter, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus ___%.

     "CLASS A MONTHLY INTEREST" is defined in SECTION 3.01.

     "CLASS A NOMINAL LIQUIDATION AMOUNT" means at any time the Class A Outstanding Principal Amount, MINUS

     (i) the amount (other than investment earnings) then on deposit in the Series 200_-_ Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day); MINUS

     (ii) the share of all reallocations of the Series 200_-_ Available Principal Amounts that is allocated to the Class A Notes pursuant to
            SECTION 3.03(b)(iii) on or prior to such date of determination;
            MINUS

     (iii) the share of the allocations of Series 200_-_ Noteholder Allocated Dealer Note Losses that is allocated to the Class A Notes pursuant to SECTION 3.03(b)(iii) on or prior to such date of determination; PLUS

     (iv) the share of all reinstatements of the Series 200_-_ Nominal Liquidation Amount that is allocated to the Class A Notes pursuant to SECTION 3.03(d)(i) on or prior to such date of determination;

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PROVIDED, HOWEVER, the Class A Nominal Liquidation Amount may never be greater than the Class A Outstanding Principal Amount or less than zero.

     "CLASS A NOTES" means the $______ Class A Floating Rate Dealer Note Asset Backed Notes, Series 200_-_.

     "CLASS A OUTSTANDING PRINCIPAL AMOUNT" equals the aggregate initial outstanding principal amount of the Class A Notes, MINUS any principal payments made to holders of the Class A Notes.

     "CLASS B INTEREST RATE" means _% in the initial Interest Period, and with respect to each Interest Period thereafter, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus ___%.

     "CLASS B MONTHLY INTEREST" is defined in SECTION 3.01.

     "CLASS B NOMINAL LIQUIDATION AMOUNT" means at any time, an amount equal to the Class B Outstanding Principal Amount, MINUS

     (i) the amount (other than investment earnings) then on deposit in the Series 200_-_ Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) in excess of the Class A Nominal Liquidation Amount; MINUS

     (ii) the share of all reallocations of the Series 200_-_ Available Principal Amounts that is allocated to the Class B Notes pursuant to
            SECTION 3.03(b)(ii) on or prior to such date of determination; MINUS

     (iii) the share of the allocations of Series 200_-_ Noteholder Allocated Dealer Note Losses that is allocated to the Class B Notes pursuant to SECTION 3.03(b)(ii) on or prior to such date of determination; PLUS

     (iv) the share of all reinstatements of the Series 200_-_ Nominal Liquidation Amount that is allocated to the Class B Notes pursuant to SECTION 3.03(d)(ii) on or prior to such date of determination;

PROVIDED, HOWEVER, the Class B Nominal Liquidation Amount may never be greater than the Class B Outstanding Principal Amount or less than zero.

     "CLASS B NOTES" means the $______ Class B Floating Rate Dealer Note Asset Backed Notes, Series 200_-_.

     "CLASS B OUTSTANDING PRINCIPAL AMOUNT" equals the aggregate initial outstanding principal amount of the Class B Notes, MINUS any principal payments made to holders of the Class B Notes.

     "COLLATERAL AMOUNT" means, with respect to the Series 200_-_ Notes, the Series 200_-_ Collateral Amount.

                                        3
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     "EARLY REDEMPTION EVENTS" means, with respect to the Series 200_-_ Notes, each of the Early Amortization Events specified in SECTION 9.01 of the Pooling and Servicing Agreement, as supplemented by the Series Supplement, plus each of the following:

     (A) failure on the part of the Seller (i) to make any payment, distribution or deposit required under the Pooling and Servicing Agreement or the Series Supplement within five Business Days after the Due Date or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which failure has a material adverse effect on the Series 200_-_ Noteholders and which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Indenture Trustee or to the Seller and the Indenture Trustee by any Holder of the Series 200_-_ Notes;

     (B) any representation or warranty made by the Seller pursuant to the Pooling and Servicing Agreement or any information contained in the schedule of Dealer Notes delivered thereunder or the Series Supplement shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller by the Indenture Trustee or to the Seller and the Indenture Trustee by any Holder of the Series 200_-_ Notes and as a result of which the interests of the Series 200_-_ Noteholders are materially and adversely affected, PROVIDED, HOWEVER, that an Early Redemption Event shall not be deemed to occur if the Seller has repurchased the related Dealer Notes or all such Dealer Notes, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

     (C) any of the Seller, ITEC, NIC or NFC shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or the Seller or NFC shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or the Seller, ITEC, NIC or NFC shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller, ITEC, NIC or NFC shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

     (D) any order for relief against any of the Seller, ITEC, NIC or NFC shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, ITEC, NIC or NFC under any other similar applicable federal law, and

                                        4
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            such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Seller, ITEC, NIC or NFC of any substantial part of their property, or for the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

     (E) the Seller shall become legally unable for any reason to transfer Dealer Notes to the Master Trust in accordance with the provisions of the Pooling and Servicing Agreement;

     (F) on any Payment Date, after giving effect to the distributions to be made on that Payment Date, the Series 200__-__ Target
            Overcollateralization Amount exceeds the Series 200_-_ Overcollateralization Amount by more than the Series 200_-_ Overcollateralization Amount Shortfall Trigger;

     (G) any Servicer Termination Event shall occur (i) which would have a material adverse effect on the Series 200_-_ Noteholders and (ii) for which the Servicer has received a notice of termination;

     (H) on any Determination Date, as of the last day of the preceding Due Period, the aggregate principal balance amount of Dealer Notes owned by the Master Trust relating to used vehicles exceeds __% of the aggregate principal balance of Dealer Notes held by the Master Trust on that last day;

     (I) on any Determination Date, the quotient of (i) the product of (a) the sum of Dealer Note Collections for each of the related Due Period and the two immediately preceding Due Periods and (b) four, DIVIDED BY (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods ("TURNOVER") is less than ___;

     (J) the Series 200_-_ Outstanding Principal Amount is not repaid by the Series 200_-_ Expected Principal Payment Date;

     (K) the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

     (L)    the occurrence of an Event of Default under the Indenture;

     (M) the delivery by the Seller to the Master Trust Trustee of a notice stating that the Seller shall no longer continue to sell Dealer Notes to the Master Trust commencing on the date specified in such notice;

     (N) the Average Coverage Differential shall be equal to or less than _______ percent (____%) on each of three consecutive Determination Dates;

                                        5
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     (O)    on any Determination Date, the quotient of (i) the sum of Dealer
            Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to ___ percent (___%);

     (P) at the end of any Due Period, the Seller's Invested Amount is reduced to an amount less than the Minimum Seller's Invested Amount and the Seller has failed to assign additional Dealer Notes to the Master Trust or deposit cash into the Excess Funding Account in the amount of such deficiency within ten Business Days following the end of such Due Period; and

     (Q) failure on the part of ITEC to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five Business Days after the date such deposit is required by the Interest Deposit Agreement to be made

     In the case of any event described in CLAUSES (A), (B) or (G) above, an Early Redemption Event with respect to Series 200_-_ Notes shall be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 200_-_ Noteholders holding Series 200_-_ Notes evidencing more than 50% of the Series 200_-_ Outstanding Principal Amount by written notice to the Seller, the Servicer, the Master Trust Trustee and, if given by Series 200_-_ Noteholders, the Indenture Trustee, declare that an Early Redemption Event has occurred as of the date of that notice. In the case of any Early Redemption Event that is also an Early Amortization Event as described in the Series Supplement or any event other than CLAUSES (A), (B) or (G) described above, an Early Redemption Event with respect to the Series 200_-_ Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 200_-_ Noteholders immediately upon the occurrence of that event.

     "EARLY REDEMPTION PERIOD" means the period from and including the date on which an Early Redemption Event occurs to but excluding the Series 200_-_ Termination Date.

     "EXCESS AVAILABLE INTEREST AMOUNTS" means, with respect to any Due Period, either (i) the portion of Series 200_-_ Available Interest Amounts, if any, available after application pursuant to SECTION 3.01(a)(i) through (vii) or (ii) the amounts available to the Series 200_-_ Notes from the Notes of other series that the applicable Indenture Supplements specify are to be treated as "Excess Available Interest Amounts."

     "EXCESS AVAILABLE PRINCIPAL AMOUNTS" means, with respect to any Business Day, either (i) the sum of (A) the portion of Series 200_-_ Available Principal Amounts, if any, available after application pursuant to SECTION 3.02(a)(i) through (v), PLUS (B) the amounts withdrawn from the Series 200_-_ Principal Funding Account pursuant to SECTION 3.10 and treated as "Excess Available Principal Amounts," or (ii) the amounts available to the Series 200_-_ Notes from the Notes of other series that the applicable Indenture Supplements specify are to be treated as "Excess Available Principal Amounts" on the related Business Day.

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     "EXPECTED PRINCIPAL PAYMENT DATE" means ________, 200_.

     "INDENTURE" means the Indenture, dated as of ________, 200_, between the Issuer and The Bank of New York, as Indenture Trustee, as amended and supplemented from time to time.

     "INTEREST PERIOD" means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 200_-_ Issuance Date to but excluding such first Payment Date.

     "INVESTOR SERVICING FEE" is defined in the Series Supplement.

     "ISSUANCE DATE" means with respect to the Series 200_-_ Notes, _____ __, 200_.

     "LEGAL FINAL MATURITY DATE" means _____ , 200_.

     "LIBOR" means the interest rate determined by the Indenture Trustee in accordance with the following provisions:

     (1) On each LIBOR Determination Date, LIBOR shall be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Determination Date. These posted offered rates are for value on the second Business Day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two of these offered rates appear on the Reuters Screen LIBO Page, the rate for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of these offered rates as determined by the Indenture Trustee. If fewer than two offered rates appear, LIBOR for that LIBOR Determination Date shall be determined as if the parties had specified the rate described in (2) below.

     (2) On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (1) above, LIBOR shall be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, those deposits commencing on the second London Business Day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. The trustee shall request the principal London office of each of those Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, LIBOR for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of those quotations. If fewer than two quotations are provided, LIBOR for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York

                                        7
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            selected by the trustee at approximately 11:00 A.M., New York City time, on that LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, those loans commencing on the second London Business Day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time, PROVIDED, HOWEVER, that if the banks in The City of New York selected as aforesaid by the Trustee are not quoting as mentioned in this sentence, LIBOR with respect to that LIBOR Determination Date shall be LIBOR in effect immediately prior to that LIBOR Determination Date.

     "LIBOR DETERMINATION DATE" means, for any Interest Period, the date which is two London Business Days prior to the start of that Interest Period, or, with respect to the initial Interest Period, is ______, 200_.

     "LONDON BUSINESS DAY" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "NOMINAL LIQUIDATION AMOUNT" means, with respect to the Series 200_-_ Notes, the Series 200_-_ Nominal Liquidation Amount.

     "NOMINAL LIQUIDATION AMOUNT DEFICIT" means, with respect to the Series 200_-_ Notes as of any Transfer Date, the excess of the aggregate of the reallocations and reductions made pursuant to SECTION 3.03 on or prior to such Transfer Date, over the aggregate amount of all reinstatements pursuant to
SECTION 3.03 on or prior to such Transfer Date.

     "OVERCOLLATERALIZATION AMOUNT" means, with respect to the Series 200_-_ Notes, the Series 200_-_ Overcollateralization Amount.

     "OVERCOLLATERALIZATION AMOUNT DEFICIT" means, with respect to the Series 200_-_ Notes as of any Transfer Date, the excess of the Series 200_-_ Target Overcollateralization Amount as of such Transfer Date over the Series 200_-_ Overcollateralization Amount as of such Transfer Date.

     "PAYMENT DATE" means the 25th day of each calendar month commencing _____ 25, 200_, or if such day is not a Business Day, the next succeeding Business Day.

     "PORTFOLIO YIELD" means, with respect to any Due Period, the product of (a) the quotient of (i) Finance Charges for such Due Period over (ii) the daily average principal amount of Dealer Notes outstanding during such Due Period and
(b) a fraction, the numerator of which is 365 and the denominator of which is the actual number of days elapsed during such Due Period. Portfolio Yield shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

     "REFERENCE BANKS" means the principal London offices of JPMorgan Chase Bank, Citibank and Bank of America.

                                        8
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     "REINSTATEMENT AMOUNT" is defined in SECTION 3.01(a)(vi).

     "REQUIRED SELLER'S INVESTED AMOUNT" equals, for the Series 200_-_ Notes, with respect to any Business Day, the sum of (a) the Series 200_-_ Overcollateralization Amount as of that day and (b) __% of the Series 200_-_ Nominal Liquidation Amount as of that day.

     "REQUIRED SPREAD ACCOUNT AMOUNT" means, with respect to any Payment Date, the product of (a) 0.50% and (b) the Series 200_-_ Nominal Liquidation Amount as of such Payment Date (after the application of payments on such date).

     "REVOLVING PERIOD" means the period beginning on the Issuance Date and ending when an Accumulation Period or Early Redemption Period begins.

     "SERIES 200_-_ ACCOUNTS" is defined in SECTION 3.10(a).

     "SERIES 200_-__ ALLOCATED DEALER NOTE LOSSES" means, with respect to any Due Period, the product of the Series 200_-_ Variable Allocation Percentage for such Due Period and Noteholder Allocated Dealer Note Losses for such Due Period.

     "SERIES 200_-__ ALLOCATED INTEREST AMOUNTS" means, with respect to any Due Period, the product of the Series 200_-_ Variable Allocation Percentage for such Due Period and Noteholder Available Interest Amounts for such Due Period.

     "SERIES 200_-__ ALLOCATED PRINCIPAL AMOUNTS" means, with respect to any Business Day, the product of the Series 200_-_ Fixed Allocation Percentage for the Due Period related to such Business Day and Noteholder Available Principal Amounts for the Due Period related to such Business Day.

     "SERIES 200_-__AVAILABLE INTEREST AMOUNTS" means, with respect to any Due Period, the Series 200__-__ Allocated Interest Amounts for such Due Period;
PLUS:

     (i) any net investment earnings for such Due Period on funds in the Series 200_-_ Interest Funding Account, the Series 200_-_ Principal Funding Account and the Spread Account; PLUS

     (ii)   the Series 200_-_ Investment Income; PLUS

     (iii) any Excess Available Interest Amounts allocated to Series 200_-_ for such Due Period pursuant to SECTION 3.01(b); PLUS

     (iv) any Excess Finance Charge Collections allocated to Series 200_-_ for such Due Period pursuant to SECTION 3.01(b); PLUS

     (v) any amount treated as Series 200_-_ Available Interest Amounts pursuant to SECTION 3.01(c)(ii).

     "SERIES 200_-_ AVAILABLE PRINCIPAL AMOUNTS" means, with respect to any Business Day, the Series 200__-__ Allocated Principal Amounts for such Business Day; PLUS:

                                        9
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     (i)    any Series 200__-__Available Interest Amounts used to fund the
            Series 200_-_ Noteholder Allocated Dealer Note Losses for the related Due Period pursuant to SECTION 3.01(a)(iv); PLUS

     (ii) any Series 200__-__ Available Interest Amounts used to reinstate any reduction in the Series 200_-_ Collateral Amount for the related Due Period pursuant to SECTIONS 3.01(a)(vi) and 3.03(c); PLUS

     (iii) any Excess Available Principal Amounts allocated to Series 200_-_ for the related Business Day pursuant to SECTION 3.02(b); PLUS

     (iv) any Shared Principal Collections allocated to Series 200_-_ for such Business Day pursuant to SECTION 3.02(b).

     "SERIES 200_-_ COLLATERAL AMOUNT" equals the sum of the Series 200__-__ Nominal Liquidation Amount and the Series 200__-__ Overcollateralization Amount; PROVIDED, that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to Series 200_-_, Series 200_-_ shall be deemed to have been outstanding from ________, 200_ to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 200_-_ Collateral Amount of $___________.

     "SERIES 200_-_ CONTROLLED ACCUMULATION AMOUNT" is equal to (a) the Series 200_-__ Outstanding Principal Amount as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, MINUS the amount on deposit in the Series 200_-_ Principal Funding Account as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, DIVIDED BY (b) the Accumulation Period Length.

     "SERIES 200_-__ CONTROLLED DEPOSIT AMOUNT" for any Due Period occurring during the Accumulation Period means the excess, if any, of:

     (i) the sum of (x) product of (A) the Series 200_-__ Controlled Accumulation Amount and (B) the number of Due Periods that have occurred with respect to the Accumulation Period through and including that Due Period (but not in excess of the Accumulation Period Length) and (y) the amount on deposit in the Series 200_-_ Principal Funding Account as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, over

     (ii) the amount on deposit in the Series 200_-_ Principal Funding Account as of the last day of the immediately preceding Due Period;

PROVIDED that notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Series 200_-__ Controlled Deposit Amount at any time and from time to time.

     "SERIES 200_-__ CUT-OFF DATE" means _________, 200_.

     "SERIES 200_-__ EXPECTED PRINCIPAL PAYMENT DATE" means ______ __, 200_.

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     "SERIES 200_-_ FIXED ALLOCATION PERCENTAGE" means, with respect to any
Business Day, the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

     (i) the numerator of which is the Series 200_-_ Collateral Amount as of the last day of the immediately preceding Due Period (or the Issuance Date in the case of the first Payment Date) or, if the Accumulation Period or an Early Redemption Period has commenced, as of the last day of the Due Period ending prior to the commencement of the Accumulation Period or the Early Redemption Period, as applicable; and

     (ii) the denominator of which is the sum of the Collateral Amounts for all series of Notes as of the last day of the immediately preceding Due Period (or the Issuance Date of that series in the case of the first Payment Date), except that for any series of Notes that is amortizing, repaying or accumulating principal, the Collateral Amount of that series shall be fixed as of the last day of the Due Period ending prior to the commencement of such amortization, repayment or accumulation.

     "SERIES 200_-_ INTEREST FUNDING ACCOUNT" means the account designated as such and established pursuant to SECTION 3.10(a).

     "SERIES 200_-_ INVESTMENT INCOME" means with respect to any Due Period and the Series 200_-_ Notes, the product of the Series 200_-_ Variable Allocation Percentage for such Due Period and Investment Income allocated to the Collateral Certificate for such Due Period.

     "SERIES 200_-_ MONTHLY INTEREST" means the sum of Class A Monthly Interest and Class B Monthly Interest.

     "SERIES 200__-__NOMINAL LIQUIDATION AMOUNT" means with respect to any Payment Date, the sum of the Class A Nominal Liquidation Amount and the Class B Nominal Liquidation Amount both as of such Payment Date; PROVIDED that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to Series 200_-_, Series 200_-_ shall be deemed to have been outstanding from ________, 200_ to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 200_-_ Nominal Liquidation Amount of $___________.

     "SERIES 200_-__ NOTEHOLDER" means a Person in whose name a Series 200_-_
Note is registered in the Note Register or the bearer of any Series 200_-_ Note in Bearer Note form (including a global Note in bearer form), as the case may be.

     "SERIES 200_-__ NOTEHOLDERS ALLOCATED DEALER NOTE LOSSES" means, with respect to any Due Period, the product of (a) Series 200_-__ Allocated Dealer Note Losses for such Due Period and (b) the Series 200_-_ Nominal Liquidation Amount as of the preceding Payment Date, DIVIDED BY (c) the Series 200_-_ Collateral Amount as of the preceding Payment Date.

     "SERIES 200_-__ NOTES" is defined in SECTION 2.01.

     "SERIES 200_-__ OUTSTANDING PRINCIPAL AMOUNT" means collectively the Class A Outstanding Principal Amount and the Class B Outstanding Principal Amount.

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     "SERIES 200__-__ OVERCOLLATERALIZATION AMOUNT" means as of any Payment
Date, the Series 200__-__ Target Overcollateralization Amount as of such Payment Date MINUS

     (i) all reallocations of the Series 200_-_ Available Principal Amounts used to pay interest on the Series 200_-_ Notes that has been allocated to the Series 200_-_ Overcollateralization Amount pursuant to SECTION 3.03(b)(i) on or prior to such Payment Date; MINUS

     (ii) all allocations of Series 200_-_ Noteholder Allocated Dealer Note Losses that have been allocated to the Series 200_-_
            Overcollateralization Amount pursuant to SECTION 3.03(b)(i) on or prior to such Payment Date; PLUS

     (iii) all reinstatements of the Series 200_-_ Overcollateralization Amount pursuant to SECTION 3.03(d)(iii) on or prior to such Payment Date;

PROVIDED, HOWEVER, the Series 200_-_ Overcollateralization Amount may never be greater than the Series 200_-_ Target Overcollateralization Amount or less than zero; and PROVIDED, FURTHER, that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to the Series 200_-_, the Series 200_-_ shall be deemed to have been outstanding from ________, 200_ to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 200_-_ Overcollateralization Amount of $___________.

     "SERIES 200_-__ OVERCOLLATERALIZATION AMOUNT SHORTFALL TRIGGER" means __________.

     "SERIES 200_-__ OVERCOLLATERALIZATION PERCENTAGE" means ___%.

     "SERIES 200_-_ PRINCIPAL FUNDING ACCOUNT" means the trust account designated as such and established pursuant to SECTION 3.10(a).

     "SERIES 200_-__SERVICING FEE" means, with respect to any Payment Date, the product of (a) the product of (i) 1/12, (ii) 1.0%, and (iii) the sum of the aggregate principal amounts of the Dealer Notes in the Master Trust as of the last day of the related Due Period; and (b) the quotient of (i) the numerator of which is the Series 200_-_ Nominal Liquidation Amount as of the last day of the related Due Period; and (ii) the denominator of which is the sum of the aggregate principal amounts of the Dealer Notes in the Master Trust and the aggregate amount of funds in the Excess Funding Account, each as of the last day of the related Due Period.

     "SERIES 200_-_ TARGET OVERCOLLATERALIZATION AMOUNT" means, with respect to any Payment Date, the product of the Series 200_-_ Overcollateralization Percentage and Series 200_-_ Nominal Liquidation Amount as of such Payment Date; PROVIDED, HOWEVER, that if an Early Redemption Period or Accumulation Period has commenced, the Series 200_-_ Nominal Liquidation Amount for the purpose of calculating the Series 200_-_ Overcollateralization Amount shall be the Series 200_-_ Nominal Liquidation Amount as of the last day of the immediately preceding Revolving Period.

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     "SERIES 200_-_ TERMINATION DATE" means the earliest to occur of (a) the
Payment Date on which the Series 200_-_ Outstanding Principal Amount is reduced to zero, (b) the Legal Final Maturity Date and (c) the date on which the Series 200_-_ Collateral Amount is reduced to zero.

     "SERIES 200_-_ UNREIMBURSED AMOUNT" means, as of any Transfer Date, the sum of the Nominal Liquidation Amount Deficit and the Overcollateralization Amount Deficit both as of such Transfer Date.

     "SERIES 200_-__ VARIABLE ALLOCATION PERCENTAGE" means, with respect to any Due Period, the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

     (i) the numerator of which is the Series 200__-__ Collateral Amount as of the last day of the immediately preceding Due Period (or the Issuance Date in the case of the first Payment Date);

     (ii) the denominator of which is the sum of the Collateral Amount for each series of Notes on that same day.

     "SERIES AVAILABLE INTEREST AMOUNTS SHORTFALL" means, with respect to any Transfer Date, and the Series 200_-_ Notes, the excess, if any, of (a) the aggregate amount required to be applied pursuant to SECTIONS 3.01(a)(i) through
(vi) for such Transfer Date over (b) the Series 200_-_ Available Interest Amount (excluding amounts to be treated as part of the Series 200_-__ Available Interest Amount pursuant to CLAUSES (iv) AND (v) of the definition thereof) for such Transfer Date.

     "SERIES AVAILABLE PRINCIPAL AMOUNTS SHORTFALL" means, with respect to any Business Day and the Series 200_-_ Notes, an amount equal to, the amount, if any, by which (i) the sum of all payments of interest and other applications of Series 200_-_ Available Principal Amounts (other than as Excess Available Principal Amounts) required to be made under SECTION 3.02 on such Business Day exceeds (ii) the related Series 200_-_ Available Principal Amounts (excluding amounts to be treated as part of Series 200_-_ Available Principal Amounts pursuant to CLAUSES (iii) AND (iv) of the definition thereof) on such Business Day.

     "SERIES REASSIGNMENT AMOUNT" means, with respect to the Series 200_-_ Notes and a Payment Date, the sum of (a) the Series 200_-_ Nominal Liquidation Amount and (b) all accrued and unpaid interest on the Series 200_-_ Notes, in each case as of that Payment Date.

     "SPECIFIED ACCUMULATION PERIOD COMMENCEMENT DATE" means ____ __, 200_.

     "SPREAD ACCOUNT" means the account designated as such and established pursuant to SECTION 3.10(a).

     "SPREAD ACCOUNT DEPOSIT AMOUNT" means, with respect to any Payment Date prior to the earlier of (a) the payment in full of the outstanding principal amount of the Series 200_-_ Notes and (b) the Legal Final Maturity Date, the amount, if any, by which the Required Spread Account Amount for that Payment Date exceeds the amount of funds on deposit in the Spread Account.

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     "SPREAD ACCOUNT INITIAL DEPOSIT" means $_________.

     "STATED PRINCIPAL AMOUNT" with respect to any Note, means the amount that is stated on the face of the Note to be payable to its holders.

     "TURNOVER" is defined in the definition of "Early Redemption Event."

     "WEIGHTED AVERAGE NOTE RATE" means, for any Payment Date, the sum of:

     (i) the Class A Interest Rate, multiplied by a fraction, the numerator of which is the Class A Outstanding Principal Amount and the denominator of which is the Series 200_-__ Outstanding Principal Amount; and

     (ii) the Class B Interest Rate, multiplied by a fraction, the numerator of which is the Class B Outstanding Principal Amount and the denominator of which is the Series 200_-__ Outstanding Principal Amount.

     Section 1.02 GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 1.03 COUNTERPARTS. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 1.04 RATIFICATION OF INDENTURE. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                                   ARTICLE II
                                    The Notes

     Section 2.01     CREATION AND DESIGNATION.

            (a) There is hereby created and designated a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST FLOATING RATE DEALER NOTE ASSET BACKED NOTES, SERIES 200_-_" or the "SERIES 200_-__ NOTES." The Series 200_-_ Notes shall be issued in two classes, Class A and Class B, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-1 and EXHIBIT A-2, respectively.

            (b) The Series 200_-__ Notes shall not be subordinated to any other series of Notes. The Class B Notes shall be subordinate to the Class A Notes to the extent provided in this Indenture Supplement.

     Section 2.02     FORM OF DELIVERY; DEPOSITORY; DENOMINATIONS.

            (a) The Series 200_-__ Notes shall be delivered in the form of global Registered Notes as provided in SECTIONS 2.02, 2.04 and 3.01 of the Indenture, respectively.

            (b) The Depository for the Series 200_-__ Notes shall be The Depository Trust Company, and the Series 200_-__ Notes shall initially be registered in the name of Cede & Co., its nominee.

            (c) The Series 200_-_ Notes shall be issued in minimum denominations of $1,000 and integral multiples of that amount.

     Section 2.03     DELIVERY AND PAYMENT.

            (a) The Issuer shall execute and deliver the Series 200_-_ Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 200_-__ Notes when authenticated, each in accordance with SECTION 3.03 of the Indenture.

                                   ARTICLE III
                       Allocations, Deposits and Payments

     Section 3.01     SERIES 200_-_ AVAILABLE INTEREST AMOUNTS.

            (a) ALLOCATION OF SERIES 200_-_ AVAILABLE INTEREST AMOUNTS. On each Payment Date, the Indenture Trustee, at the direction of the Servicer, shall apply Series 200_-_ Available Interest Amounts as follows:

            (i) first, the Servicer shall be paid the Series 200_-__ Servicing Fee due on such Payment Date (to the extent it has not been waived by the Servicer for such Payment
                      Date);

            (ii) second, any remaining Series 200_-_ Available Interest Amounts shall be deposited into the Series 200_-_ Interest Funding Account in an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (B) the Class A Interest Rate applicable to the related Interest Period, and (C) the Class A Outstanding Principal Amount, determined as of the Payment Date preceding the related Payment Date (or with respect to the first Payment Date, as of the Issuance Date) (the "CLASS A MONTHLY INTEREST"), plus an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this SECTION 3.01(a)(ii) as of prior Interest Periods over the aggregate amount of interest paid to the Class A Noteholders pursuant to this SECTION 3.01(a)(ii) in respect of such prior Interest Periods, together with interest at the Class A Interest Rate on such delinquent amount, to the extent permitted by applicable law;

            (iii) third, any remaining Series 200_-_ Available Interest Amounts shall be deposited into the Series 200_-_ Interest Funding Account an amount

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                      equal to the product of (A) a fraction, the numerator of
                      which is the actual number of days in the related Interest Period and the denominator of which is 360, (B) the Class B Interest Rate applicable to the related Interest Period, and (C) the Class B Outstanding Principal Amount, determined as of the Payment Date preceding the related Payment Date (or with respect to the first Payment Date, as of the Issuance Date) (the "CLASS B MONTHLY INTEREST"), plus an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this SECTION 3.01(a)(iii) as of prior Interest Periods over the aggregate amount of interest paid to the Series Class B Noteholders pursuant to this SECTION 3.01(a)(iii) in respect of such prior Interest Periods, together with interest at the Class B Interest Rate on such delinquent amount, to the extent permitted by applicable law;

            (iv) fourth, any remaining Series 200_-_ Available Interest Amounts shall be deposited into the Spread Account to the extent of any Spread Account Deposit Amount;

            (v) fifth, any remaining Series 200_-_ Available Interest Amounts shall be treated as Series 200_-_ Available Principal Amounts to the extent of the amount of Series 200_-_ Noteholder Allocated Dealer Note Losses for the related Due Period;

            (vi) sixth, any remaining Series 200_-_ Available Interest Amounts shall be treated as Series 200_-_ Available Principal Amounts for the reinstatement of the Series 200_-_ Collateral Amount to the extent of the Series 200_-_ Unreimbursed Amount (the amount being reinstated is referred to as the "REINSTATEMENT AMOUNT");

            (vii) seventh, any remaining Series 200_-_ Available Interest Amounts shall be paid to the Servicer to the extent any Series 200_-_ Servicing Fee which had been previously waived unless that amount has been waived again; and

            (viii) eighth, any remaining Series 200_-_ Available Interest Amounts shall be treated as Excess Available Interest Amounts and allocated pursuant to SECTION 5.03 of the Indenture.

            (b) EXCESS AVAILABLE INTEREST AMOUNTS; EXCESS FINANCE CHARGE COLLECTIONS. On each Payment Date, commencing with the initial Payment Date, if Series 200_-_ Available Interest Amounts are insufficient to make the allocations provided in SECTIONS 3.01(a)(i) through (vii) above, the Servicer shall allocate Excess Available Interest Amounts, if any, allocated to Series 200_-_ pursuant to SECTION 5.03 of the Indenture to cover the Series Available Interest Amounts Shortfall. If, after the application of Excess Available Interest Amounts, any Series Available Interest Amounts Shortfall remains, the Indenture Trustee shall allocate Excess Finance Charge Collections, if any, allocated to Series 200_-_ pursuant to SECTION 5.03 of the Indenture to cover such remaining Series Available Interest Amounts Shortfall.

            (c)       SPREAD ACCOUNT DRAWS.

            (i) To the extent that Series 200_-_ Available Interest Amounts are insufficient to pay in full the amount described in SECTION 3.01(a)(v) and Series 200_-_ is in the Early Redemption Period, the Indenture Trustee shall withdraw funds from the Spread Account in an amount equal to the lesser of (A) the amount of such shortfall and
                      (B) the amount on deposit in the Spread Account (after giving effect to any withdrawals from the Spread Account on such Payment Date).

            (ii) To the extent that Series 200_-_ Available Interest Amounts (without giving effect to CLAUSE (v) of the definition thereof) are insufficient to pay in full the amounts set forth in SECTIONS 3.01(a)(ii) and (iii), an amount equal to the lesser of (A) the amount of such shortfall and (B) the amount on deposit in the Spread Account (after giving effect to any withdrawals from the Spread Account on such Payment Date other than a withdrawal pursuant to SECTION 3.01(c)(i) on such date), shall be withdrawn from the Spread Account and treated as "Series 200_-_ Available Interest Amounts."

     Section 3.02     SERIES 200_-_ AVAILABLE PRINCIPAL AMOUNTS.

            (a) ALLOCATION OF SERIES 200_-_ AVAILABLE PRINCIPAL AMOUNTS. On each Business Day after the Issuance Date, the Indenture Trustee, at the direction of the Servicer, shall apply Series 200__-__ Available Principal Amounts as follows:

            (i) first, if the Series 200_-_ Available Interest Amounts are insufficient to make the payments on the Series 200_-_ Notes on each Payment Date pursuant to SECTIONS 3.01(a)(ii) and (iii), to the Series 200_-_ Interest Funding Account, an amount equal to the lesser of (i) the amount of that shortfall and (ii) the Series 200_-_ Collateral Amount (after taking into account any reinstatements pursuant to SECTION 3.03(d) and reductions due to SECTION 3.03(a)(ii));

            (ii) second, if the Series 200_-_ Notes are in an Accumulation Period, to the Series 200_-_ Principal Funding Account, the Series 200_-_ Controlled Deposit Amount to the extent of the Series 200__-__ Nominal Liquidation Amount (computed before giving effect to such deposit but after giving effect to any reinstatements pursuant to SECTIONS 3.03(d)(i) and (ii) and reductions pursuant to SECTIONS 3.03(a)(i) and (ii)), and any remaining Series 200_-_ Available Principal Amounts shall be treated as Excess Available Principal Amounts;

            (iii) third, if the Series 200_-_ Notes are in an Early Redemption Period, to the Series 200_-_ Principal Funding Account any remaining Series 200_-_ Available Principal Amounts to the extent of the Series 200__-__ Nominal Liquidation Amount (computed before giving effect to such deposit but after giving effect to any reinstatements pursuant to SECTIONS 3.03(d)(i) and (ii) and reductions pursuant to SECTIONS 3.03(a)(i) and (ii)) for payment to the Series 200_-_ Noteholders, and any remaining Series 200__-__ Available Principal Amounts shall be treated as Excess Available Principal Amounts;

            (iv) fourth, to the extent that the Spread Account Deposit Amount is greater than zero (after giving effect to any other deposits to or withdrawals from the Spread Account on such Payment Date, reductions to the Series 200_-_ Nominal Liquidation Amount in accordance with SECTIONS 3.03(a)(i) and (ii) and reinstatements pursuant to SECTIONS 3.03(d)(i) and (ii)), to the Spread Account an amount equal to such Spread Account Deposit Amount;

            (v) fifth, if Series 200_-_ is in its Revolving Period and amounts are on deposit in or would be required to be deposited into the Excess Funding Account, such amounts, which shall not exceed the lesser of (A) the Series 200_-_ Nominal Liquidation Amount and (B) the sum of (1) any remaining Series 200_-_ Available Principal Amounts and (2) amounts on deposit in the Excess Funding Account, may be deposited at the direction of the Servicer into the Series 200_-_ Principal Funding Account; and

            (vi) sixth, if Series 200_-_ is not in its Accumulation Period or an Early Redemption Period, any remaining Series 200_-_ Available Principal Amounts shall be treated as Excess Available Principal Amounts and allocated pursuant to
                      SECTION 5.02 of the Indenture.

            (b) EXCESS AVAILABLE PRINCIPAL AMOUNTS; SHARED PRINCIPAL COLLECTIONS. On each Business Day, commencing after the Issuance Date, if Series 200_-_ Available Principal Amounts are insufficient to make the allocations provided in SECTIONS 3.02(a)(i) through (iii) above, the Indenture Trustee shall allocate Excess Available Principal Amounts, if any, allocated to Series 200_-_ pursuant to SECTION 5.02 of the Indenture to cover the Series Available Principal Amounts Shortfall. If, after the application of Excess Available Principal Amounts, any Series Available Principal Amounts Shortfall remains, the Indenture Trustee shall allocate Shared Principal Collections, if any, allocated to Series 200_-_ pursuant to SECTION 5.02 of the Indenture to cover such remaining Series Available Principal Amounts Shortfall.

     Section 3.03 REDUCTIONS AND REINSTATEMENTS. The Series 200_-_ Collateral Amount, Series 200_-_ Overcollateralization Amount and Series 200_-_ Nominal Liquidation Amount shall be calculated on each Payment Date and shall be reduced and reinstated as described below.

            (a) REDUCTIONS. The Series 200__-__ Nominal Liquidation Amount and the Series 200_-_ Overcollateralization Amount shall be reduced on any Payment Date in the order described in SECTION 3.03(b) below by the following amounts allocated on that Payment Date:

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

            (i) the amount, if any, of the Series 200_-_ Available Principal Amounts used to pay interest on the Series 200_-_ Notes as described in SECTION 3.02(a)(i);

            (ii) the amount of Series 200__-__ Noteholder Allocated Dealer Note Losses for such Due Period to the extent that they are not covered by Series 200_-_ Available Interest Amounts as described in SECTION 3.01(a)(iv); and

            (iii) the amount, if any, deposited into the Spread Account in accordance with SECTION 3.02(a)(iv).

            (b) ALLOCATION OF REDUCTIONS. On each Payment Date, the amount of any reduction in the Series 200_-_ Collateral Amount due to SECTIONS 3.03(a)(i) or (ii) above shall be allocated as follows:

            (i) first, the Series 200_-_ Overcollateralization Amount (computed without giving effect to any reductions due to SECTIONS 3.03(a)(i) through (iii) on such date) shall be reduced by the amount of such reduction until the Series 200_-_ Overcollateralization Amount is reduced to zero;

            (ii) second, the Class B Nominal Liquidation Amount (computed without giving effect to any reductions due to SECTIONS 3.03(a)(i) through (iii) on such date) shall be reduced by any remaining amount until the Class B Nominal Liquidation Amount is reduced to zero; and

            (iii) third, the Class A Nominal Liquidation Amount (computed without giving effect to any reductions due to SECTIONS 3.03(a)(i) through (iii) on such date) shall be reduced by any remaining amount until the Class A Nominal Liquidation Amount is reduced to zero.

            (c) REINSTATEMENTS. The Series 200_-_ Nominal Liquidation Amount and the Series 200_-_ Overcollateralization Amount shall be reinstated on any Payment Date by the amount of the Series 200_-_ Available Interest Amounts that are applied to cover the Reinstatement Amount for that Payment Date pursuant to SECTION 3.01(a)(vi).

            (d) ALLOCATION OF REINSTATEMENTS. The Reinstatement Amount for any Payment Date specified in SECTION 3.03(c) shall be applied as follows:

            (i) first, if the Class A Nominal Liquidation Amount has been reduced as described in SECTION 3.03(b) above and is not fully reinstated, to the Class A Nominal Liquidation Amount until such allocation equals the excess of (A) the Class A Outstanding Principal Amount, over (B) the amount on deposit (other than investment earnings) in the Series 200_-_ Principal Funding Account on that Payment Date allocable to the Class A Notes;

            (ii) second, if the Class B Nominal Liquidation Amount of the Class B Notes has been reduced as described in SECTION 3.03(b) above and is not fully reinstated, to the Class B Nominal Liquidation Amount until such allocation equals the excess of (A) the Class B Outstanding Principal Amount, over (B) the amount on deposit (other than investment earnings) in the Series 200_-_ Principal Funding Account on that Payment Date allocable to the Class B Notes; and

            (iii) third, to the Series 200_-_ Overcollateralization Amount until the Series 200_-_ Overcollateralization Amount equals the Series 200_-__ Target Overcollateralization Amount.

     Section 3.04 PAYMENT ON THE SERIES 200_-_ NOTES. On each Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall transfer to the Series 200_-_ Principal Funding Account and Series 200_-_ Interest Funding Account funds on deposit in the Deposit Account. On each Payment Date, after all allocations and reallocations pursuant to SECTIONS 3.01 and 3.02, the Indenture Trustee shall make, without duplication, the following distributions to the extent of available funds from the Series 200_-_ Principal Funding Account and the Series 200_-_ Interest Funding Account:

            (a) INTEREST DISTRIBUTIONS. On each Payment Date (including the Series 200_-_ Expected Principal Payment Date) amounts on deposit in the Series 200_-_ Interest Funding Account shall be distributed in the following manner, FIRST, to the Class A Noteholders, accrued and unpaid interest on the Class A Notes for that Payment Date, and SECOND, to the Class B Noteholders, accrued and unpaid interest on the Class B Notes for that Payment Date. If there is a shortfall in the amounts required to be distributed pursuant to the preceding CLAUSES FIRST and SECOND, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

            (b) SERIES 200_-_ EXPECTED PRINCIPAL PAYMENT DATE. On the Series 200_-_ Expected Principal Payment Date, amounts on deposit in the Series 200_-_ Principal Funding Account shall be distributed as principal FIRST, to the Class A Noteholders (up to a maximum of the Class A Outstanding Principal Amount on such Payment Date), and SECOND, to the Class B Noteholders (up to a maximum of the Class B Outstanding Principal Amount on such Payment Date). If there is a shortfall in the amounts required to be distributed pursuant to the preceding CLAUSES FIRST and SECOND, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

            (c) EARLY REDEMPTION PERIOD. On each Payment Date during an Early Redemption Period, amounts on deposit in the Series 200_-_ Principal Funding Account shall be distributed as principal FIRST, to the Class A Noteholders (up to a maximum of the Class A Outstanding Principal Amount on such Payment Date), and SECOND, to the Class B Noteholders (up to a maximum of the Class B Outstanding Principal Amount on such Payment Date). If there is a shortfall in the amounts required to be distributed pursuant to the preceding CLAUSES FIRST and SECOND, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

            (d) Any installment of interest or principal, if any, payable on any Series 200_-_ Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Payment Date shall be paid by the Paying Agent to the Person in whose name such Series 200_-_ Note (or one or more predecessor Notes) is registered on the Note Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Note Record Date, except that with respect to Notes registered on the Note Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

            (e) The right of the Series 200_-_ Noteholders to receive payments from the Issuer shall terminate on the first Business Day following the Series 200_-_ Termination Date.

     Section 3.05 ACCUMULATION PERIOD LENGTH AND ACCUMULATION PERIOD COMMENCEMENT DATE. On or prior to the Payment Date which is ten months prior to the Payment Date which is the Series 200_-_ Expected Principal Payment Date, the Servicer shall determine in its sole discretion the Accumulation Period Length and the Accumulation Period Commencement Date and, promptly following such determination, the Servicer shall notify the Master Owner Trust Trustee, the Indenture Trustee and the Note Rating Agencies in writing of such determination.

     Section 3.06     FINAL PAYMENT OF THE SERIES 200_-_ NOTES

            (a) Series 200_-_ Noteholders shall be entitled to payment of principal in an amount equal to the Series 200_-_ Outstanding Principal Amount. However, Series 200_-_ Available Principal Amounts shall be available to pay principal on the Series 200_-_ Notes only up to the Series 200_-_ Nominal Liquidation Amount (for the purposes of this provision, without giving effect to reductions pursuant to clause (i) of the definitions of Class A Nominal Liquidation Amount and Class B Nominal Liquidation Amount).

            (b) The Series 200_-_ Notes shall be considered to be paid in full, the holders of the Series 200_-_ Notes shall have no further right or claim, and the Issuer shall have no further obligation or liability for principal or interest, on the earliest to occur of:

            (i) the date on which the Series 200_-_ Outstanding Principal Amount is reduced to zero and all accrued interest on the Series 200_-_ Notes is paid in full; or

            (ii) the Legal Final Maturity Date of the Series 200_-_ Notes, after giving effect to all deposits, allocations, reallocations, sales of Dealer Notes and payments to be made on that date.

     Section 3.07 NETTING OF DEPOSITS AND PAYMENTS. The Issuer, in its sole discretion, may make all deposits to the Series 200_-_ Interest Funding Account and the Series 200_-_ Principal Funding Account pursuant to this SECTION 3.07 with respect to any Payment Date net of, and after giving effect to, all reallocations to be made pursuant to ARTICLE III.

     Section 3.08     CALCULATION AGENT; DETERMINATION OF LIBOR.

            (a) The Issuer hereby agrees that for so long as any Series 200_-__ Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "CALCULATION AGENT"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

            (b) The Class A Interest Rate and Class B Interest Rate, applicable to the then current and the immediately preceding Interest Periods, may be obtained by contacting the Indenture Trustee at its Master Owner Trust Corporate Trust Office at www._____ or ______ or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

            (c) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Master Owner Trust Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period, the Class A Interest Rate, the Class B Interest Rate, the Class A Monthly Interest and the Class B Monthly Interest.

     Section 3.09 COMPUTATION OF INTEREST. Unless otherwise specified in this Indenture Supplement, interest for any period shall be calculated from and including the first day of such period, to but excluding the last day of such period.

     Section 3.10     ACCOUNTS.

            (a) ACCOUNTS; DEPOSITS TO AND DISTRIBUTIONS FROM ACCOUNTS. On or before the Issuance Date, the Indenture Trustee shall cause to be established and maintained three Eligible Accounts denominated as follows: the "SERIES 200_-_ INTEREST FUNDING ACCOUNT," the "SERIES 200_-_ PRINCIPAL FUNDING ACCOUNT" and the "SPREAD ACCOUNT" (collectively, the "SERIES 200_-_ ACCOUNTS") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-__ Noteholders. During the Revolving Period, the Issuer shall be entitled to make deposits and withdrawals from the Series 200_-_ Principal Funding Account at such times which in its sole discretion it deems necessary or advisable. If on any day during the Revolving Period the amounts on deposit in the Series 200_-_ Principal Funding Account exceed the amount required to maintain the Seller's Invested Amount at the Minimum Seller's Invested Amount, the Issuer may withdraw such excess from the Series 200_-_ Principal Funding Account and treat such amount as "Excess Available Principal Amounts." The Indenture Trustee shall possess all right, title and interest to all funds on deposit from time to time in each of the Series 200_-_ Accounts and in all proceeds therefrom, for the benefit of the Secured Parties. The Series 200_-_ Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 200_-_ Noteholders. If, at any time, the institution holding any Series 200_-_ Account ceases to be an Eligible Institution, the Issuer shall within 15 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series 200_-_ Account, that is an Eligible Account and shall transfer any cash and/or investments to such new Series 200_-_ Account. From the date such new Series 200_-_ Account is established, it shall be a Series 200_-_ Account, bearing the name of the Series 200_-_ Account it has replaced.

            (b) All payments to be made from time to time by the Indenture Trustee to Series 200_-_ Noteholders out of funds in the Series 200_-_ Accounts pursuant to this Indenture Supplement shall be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in ARTICLE III.

     Section 3.11     SPREAD ACCOUNT.

            (a) On the Closing Date, the Seller shall deposit into the Spread Account an amount equal to the Spread Account Initial Deposit.

            (b) Funds on deposit in the Spread Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Payment Date. Net interest and earnings (less investment expenses) on funds on deposit in the Spread Account, if any, shall constitute Series 200_-_ Available Interest Amounts.

            (c) On any Transfer Date on which the amount of funds on deposit in the Spread Account is greater than the Required Spread Account Amount on such Transfer Date, the Servicer shall withdraw the amount of such excess from the Spread Account and allocate and pay such excess to the Seller.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

                             NAVISTAR FINANCIAL DEALER NOTE
                             MASTER OWNER TRUST

                             By:  NAVISTAR FINANCIAL SECURITIES
                                  CORPORATION, as Master Owner Trust
                                  Beneficiary and not in its individual capacity


                             By:
                                  --------------------------------------
                             Name:
                             Title:


                             THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity


                             By:
                                  --------------------------------------
                             Name:
                             Title:

                                   EXHIBIT A-1

                       FORM OF SERIES 200_-_ NOTE, CLASS A

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT SHALL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

     THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

     THE HOLDER OF THIS NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA,
     (II) A "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLAN OR (B) THE PURCHASE AND HOLDING OF

                                   Ex A-1 - 1

     THE NOTE SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.


A-1 REGISTERED $_________                            No. __ CUSIP NO. __________

                NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

     FLOATING RATE ASSET BACKED NOTES, SERIES 200_-_ Navistar Financial Dealer Note Master Owner Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the "ISSUER"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of _______________________ payable on the __________ ____ Payment Date (the "SERIES 200_-_ EXPECTED PRINCIPAL PAYMENT DATE"), except as otherwise provided below or in the Indenture; PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the _________ ____ Payment Date (the "LEGAL FINAL MATURITY DATE"). Interest shall accrue on this Note from each Payment Date (or, in the case of the first Payment Date, from the date of issuance of this Note) to but excluding the following Payment Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid for any purpose.

                                   Ex A-1 - 2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                            NAVISTAR FINANCIAL DEALER NOTE MASTER
                            OWNER TRUST, as Issuer

                            By:  CHASE MANHATTAN BANK USA, NATIONAL
                                 ASSOCIATION, not in its individual capacity but solely as Master Owner Trust Beneficiary under the Master Owner Trust Agreement

                                 By:
                                    ------------------------------------
                                 Name:
                                 Title:


                            Date: _______ __, 200_


     INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                            THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee


                            By:
                               ------------------------------------
                            Name:
                            Title:

                            Date: ____________ __, 200_

                                   Ex A-1 - 3

                                [REVERSE OF NOTE]

     This Series 200_-_ Note, Class A is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset Backed Notes, Series 200_-_ Class A (herein called the "NOTES"), all issued under an Indenture dated as of ________ __, 2003 (such Indenture, as supplemented or amended, is herein called the "INDENTURE"), as supplemented by an Indenture Supplement dated as of ______ __, 200_ (the "INDENTURE SUPPLEMENT"), between the Issuer and The Bank of New York, as Indenture Trustee (the "INDENTURE TRUSTEE", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all Indenture Supplements thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Master Trust, the Master Trust Trustee, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Master Trust Trustee the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, or (iv) any holder of a beneficial interest in the Master Trust Trustee, the Master Owner Trust Trustee, the Master Trust, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee or of any successor or assign of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder shall not at any time institute against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer, or join in any institution against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Issuer Document.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this

                                   Ex A-1 - 4

Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                                   Ex A-1 - 5

                                   ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee
___________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) __________________________________ the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------------------


                               *
-------------------------------
Signature Guaranteed


----------


                                   Ex A-1 - 6

                                   EXHIBIT A-2

                       FORM OF SERIES 200_-_ NOTE, CLASS B

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT SHALL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

     THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

     THE HOLDER OF THIS NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA,
     (II) A "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLAN OR (B) THE PURCHASE AND HOLDING OF

                                   Ex A-2 - 1

     THE NOTE SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

B-1 REGISTERED $_________                            No. __ CUSIP NO. __________

                NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

     FLOATING RATE ASSET BACKED NOTES, SERIES 200_-_ Navistar Financial Dealer Note Master Owner Trust, a statutory business trust created under the laws of the State of Delaware (herein referred to as the "ISSUER"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of _______________________ payable on the __________ ____ Payment Date (the "SERIES 200_-_ EXPECTED PRINCIPAL PAYMENT DATE"), except as otherwise provided below or in the Indenture; PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the _________ ____ Payment Date (the "LEGAL FINAL MATURITY DATE"). Interest shall accrue on this Note from each Payment Date (or, in the case of the first Payment Date, from the date of issuance of this Note) to but excluding the following Payment Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid for any purpose.

     This Series 200_-_ Note, Class B is subordinate in the right to payment of the Series 200_-_ Note, Class A in the manner provided in the Indenture and the Series 200_-_ Indenture Supplement.

                                   Ex A-2 - 2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                            NAVISTAR FINANCIAL DEALER NOTE MASTER
                            OWNER TRUST, as Issuer


                            By:  NAVISTAR FINANCIAL SECURITIES
                                 CORPORATION, not in its individual capacity but solely as Master Owner Trust Beneficiary under the Master Owner Trust Agreement


                                 By:
                                    ------------------------------------
                                 Name:
                                 Title:


                            Date: _______ __, 200_


     INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                            THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee


                            By:
                               -----------------------------
                            Name:
                            Title:

                            Date: ____________ __, 200_

                                   Ex A-2 - 3

                                 REVERSE OF NOTE

     This Series 200_-_ Note, Class B is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset Backed Notes, Series 200_-_ Class B (herein called the "NOTES"), all issued under an Indenture dated as of ________ __, 200_ (such Indenture, as supplemented or amended, is herein called the "INDENTURE"), as supplemented by an Indenture Supplement dated as of ______ __, 200_ (the "INDENTURE SUPPLEMENT"), between the Issuer and The Bank of New York, as Indenture Trustee (the "INDENTURE TRUSTEE", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all Indenture Supplements thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Master Trust, the Master Trust Trustee, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Master Trust Trustee the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, or (iv) any holder of a beneficial interest in the Master Trust Trustee, the Master Owner Trust Trustee, the Master Trust, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee or of any successor or assign of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder shall not at any time institute against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer, or join in any institution against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any other Issuer Document.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this

                                   Ex A-2 - 4

Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                                   Ex A-2 - 5

                                   ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee
___________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) __________________________________ the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------------------


                               *
-------------------------------
Signature Guaranteed


----------


                                   Ex A-2 - 6

                                    EXHIBIT B

               FORM OF MONTHLY SERVICER AND SETTLEMENT CERTIFICATE

                NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

                               -------------------

                NAVISTAR FINANCIAL DEALER NOTE ASSET BACKED NOTE,
                                  SERIES 200_-_

                               -------------------

          Under the Series 200_-_ Indenture Supplement dated as of ____ __, 200_ (the "SUPPLEMENT") by and among the Navistar Financial Dealer Note Master Owner Trust (the "MASTER OWNER TRUST") and The Bank of New York, as Indenture Trustee (the "INDENTURE TRUSTEE") as of ____ __, 200_ , the Indenture Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 200_-_ Noteholder as well as the performance of the Master Owner Trust during the previous month The information which is required to be prepared with respect to the Payment Date of ______ __, ____, the Transfer Date of ________, __ ___ and with respect to the performance of the Master Trust during the Due Period ended on ____ __, ____ and the Distribution Period ended _____ __, ____ is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "MASTER TRUST TRUSTEE") and JPMorgan Chase Bank, f/k/a The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee and the related Series 200_-_ Supplement among NFC, NFSC and the Master Trust Trustee.

1.   NFC is Servicer under the Agreement.

2.   The undersigned is a Servicing Officer.

3.   Eligible Investments in the Principal Funding Account.

     a.   The aggregate amount of funds invested in Eligible Investments                          $__________

     b.   Description of each Eligible Investment:

     c.   The rate of interest applicable to each such Eligible Investment                         __________%

     d.   The rating of each such Eligible Investment                                              __________

4.   The total amount to be distributed on the Series 200_-_ Notes on the Payment Date            $__________

                                    Ex C - 1

5.   The total amount, if any, to be distributed on the Series 200_-_ Notes on the Payment
     Date allocable to the Series 200_-_ Outstanding Principal Amount                             $__________

6.   The total amount, if any, to be distributed on the Series 200_-_ Note on the Payment
     Date allocable to interest on the Series 200_-_ Notes                                        $__________

7.   The Series 200_-_ Nominal Liquidation Amount as of the Payment Date (after giving effect
     to all distributions that shall occur on the Payment Date)                                   $__________

8.   Eligible Investments in the Spread Account:

     a.   The aggregate amount of funds invested in Eligible Investments                          $__________

     b.   Description of each Eligible Investment:

     c.   The rate of interest applicable to each such Eligible Investment                         __________%

     d.   The rating of each such Eligible Investment                                              __________

9.   The aggregate amount of Dealer Notes issued to finance OEM Vehicles, as of the end of
     the Transfer Date                                                                            $__________

10.  The Dealers with the five largest aggregate outstanding principal amounts of Dealer
     Notes in the Master Trust as of the end of the Transfer Date:

     i)
            ----------------------------------------------------------------------------

     ii)
            ----------------------------------------------------------------------------

     iii)
            ----------------------------------------------------------------------------

     iv)
            ----------------------------------------------------------------------------

     v)
            ----------------------------------------------------------------------------

                                    Ex C - 2